Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213408) and Forms S-8 (No. 333-232482, 333-222821, 333-192735, 333-163647, 333-75114, 333-130124, and 333-207774) of L3Harris Technologies, Inc. of our report dated February 21, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting of L3 Technologies, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
July 1, 2019